UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported): September 26, 2008
M.D.C. Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-8951	84-0622967

(State or other jurisdiction of	(Commission file number)	(I.R.S. employer
incorporation)		identification no.)
4350 South Monaco Street, Suite 500, Denver, Colorado 80237
(Address of principal executive offices) (Zip code)
Registrant’s telephone number, including area code: (303) 773-1100
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT; and

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.
On September 26, 2008, following review and approval by the Compensation Committee and the Board of Directors of M.D.C. Holdings, Inc. (the “Company”), the Company entered into amended and restated Employment Agreements with Larry A. Mizel, Chairman of the Board and Chief Executive Officer, and David D. Mandarich, President and Chief Operating Officer, respectively. The modifications to the Employment Agreements include (i) revisions designed to comply with Internal Revenue Code Section 409A (and the regulations thereunder); (ii) language to match the competitive activity provision of each agreement with the Company’s Corporate Code of Conduct; (iii) a waiver of all vacation time accrued prior to the year 2000 in exchange for a cash lump sum payment; (iv) the removal of certain specified perquisites; (iv) the elimination of some provisions for proportional salary reductions; and (v) a conversion of the annual Retirement Benefit from a salary based formula to a fixed amount. The annual Retirement Benefit in which Mr. Mizel and Mr. Mandarich currently are fully vested is $700,000 and $581,000 respectively. Upon completing their Initial Term of employment on December 31, 2010, the annual Retirement Benefit will be increased to $1,000,000 for Mr. Mizel and $881,000 for Mr. Mandarich. Thereafter, their annual Retirement Benefit will increase by $333,333.33 with the completion of each succeeding two-year Additional Term up to an amount not to exceed $2,000,000 for Mr. Mizel and $1,881,000 for Mr. Mandarich.
Under the provisions of the Employment Agreements, Mr. Mizel or Mr. Mandarich will be entitled to receive the maximum annual Retirement Benefit ($2,000,000 for Mr. Mizel and $1,881,000 for Mr. Mandarich) upon completion of the Additional Term of employment that ends on December 31, 2016. However, the annual Retirement Benefit will increase to $2,000,000 for Mr. Mizel and $1,881,000 for Mr. Mandarich prior to that date in the event of (1) the executive’s death or Total Disability, (2) a termination by the Company without Cause or (3) the executive’s election to terminate his employment in the event of a Change in Control or Material Change in his employment. The capitalized terms are defined in the Employment Agreements.
Copies of the amended and restated Employment Agreements are filed as Exhibit 10.1 and Exhibit 10.2 to this report.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Exhibit Number	Description
Exhibit 10.1	Employment Agreement, Larry A. Mizel, amended and restated as of August 1, 2008.

Exhibit 10.2	Employment Agreement, David D. Mandarich, amended and restated as of August 1, 2008.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

M.D.C. HOLDINGS, INC.
Dated: September 26, 2008	By:	/s/ Joseph H. Fretz
Joseph H. Fretz
Secretary and Corporate Counsel

INDEX TO EXHIBITS

Exhibit Number	Description
Exhibit 10.1	Employment Agreement, Larry A. Mizel, amended and restated as of August 1, 2008.

Exhibit 10.2	Employment Agreement, David D. Mandarich, amended and restated as of August 1, 2008.

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